SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRANSPRO, INC.

          GAMCO INVESTORS, INC.
                                 4/01/97           55,000-             *DO
                                 3/05/97            1,000-            9.3750
                                 3/04/97            2,000-            9.3750
                                 2/13/97              500-            9.2500
                                 2/13/97              500             9.2500
                                 2/12/97              500-            9.2500




























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.

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